                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            MEMBERWORKS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            MEMBERWORKS INCORPORATED
                        680 WASHINGTON BLVD., SUITE 1100
                          STAMFORD, CONNECTICUT 06901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 20, 1997

                            ------------------------

     The 1997 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Sheraton Hotel, 1 First Stamford Place, Stamford, Connecticut 06902 at 9:30 a.m., local time, to consider and act upon the following matters:

          1. To elect Marc S. Tesler and Alec L. Ellison as Class I Directors, to serve for a three-year term;

          2. To ratify the selection of Price Waterhouse LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 17, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary

Stamford, Connecticut
October 27, 1997

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                        680 WASHINGTON BLVD., SUITE 1100
                          STAMFORD, CONNECTICUT 06901

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 20, 1997

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MemberWorks Incorporated (the "Company") for use at the Annual Meeting of Stockholders to be held on November 20, 1997 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's 1997 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, MemberWorks Incorporated, 680 Washington Blvd., Suite 1100, Stamford, Connecticut 06901.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on October 17, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 14,740,836 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors and the ratification of the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 15, 1997, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary

Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                                                    PERCENTAGE
                                                               NUMBER OF SHARES         OF
                                                                 BENEFICIALLY      COMMON STOCK
                        BENEFICIAL OWNER                           OWNED(1)        OUTSTANDING(2)
    --------------------------------------------------------   ----------------    ------------
    Chancellor Capital Management, Inc.(3)..................         875,925            5.9%
      1166 Avenue of the Americas
      New York, NY 10036
    Geocapital II, L.P.(4)..................................       2,767,759           18.8%
      One Bridge Plaza
      Fort Lee, NJ 07024
    Gary A. Johnson(5)......................................       1,625,000           11.0%
    Dennis P. Walker(6).....................................       1,575,500           10.7%
    J. & W. Seligman & Company, Inc.........................         982,540            6.7%
      100 Park Avenue
      New York, NY 10017
    Technology Crossover Ventures, L.P.(7)..................         764,240            5.2%
      101 Eisenhower Parkway
      Roseland, NJ 07068
    Stephen J. Clearman(8)..................................       2,835,259           19.2%
    Alec L. Ellison(9)......................................       2,788,451           18.9%
    Marc S. Tesler(10)......................................         773,240            5.2%
    Michael R. O'Brien(11)..................................          24,600           *
    James B. Duffy(12)......................................          51,000           *
    Steven H. Levenherz(13).................................         148,902            1.0%
    David Schachne(14)......................................         123,000           *
    All current directors and executive officers as a group
      (9 persons)(5)(6)(8)(9)(10)(11)(12)(13)(14)...........       7,177,193           47.3%

---------------
  *  Less than 1%.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after September 15, 1997.

 (2) The number of shares deemed outstanding with respect to a named person includes 14,727,807 shares outstanding as of September 15, 1997 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after September 15, 1997.

 (3) Chancellor is the investment manager for various fiduciary client accounts, with full voting and investment, including dispositive, powers. Includes an aggregate of 57,513 shares of Common Stock issuable upon the exercise of outstanding warrants held by such accounts that are presently exercisable.

 (4) Consists of 2,644,345 and 116,395 shares of Common Stock and 6,688 and 331 shares issuable upon the exercise of presently exercisable warrants held of record by Geocapital II, L.P. and Bernard Goldstein, respectively, both of which are part of an affiliated group of entities and individuals referred to, collectively, as Geocapital.

 (5) Includes 67,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children; Mr. Johnson disclaims beneficial ownership of such shares.

 (6) Includes 18,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Includes an aggregate of 180,000 shares held in trust for the benefit of Mr. Walker's children; Mr. Walker disclaims beneficial ownership of such shares.

 (7) Consists of an aggregate of 736,960 shares of Common Stock and 27,280 shares issuable upon the exercise of warrants held of record by Technology Crossover Ventures, L.P., Technology Crossover Ventures, C.V., TCV II, V.O.F., Technology Crossover Ventures II, L.P., TCV II (Q), L.P., TCV II Strategic Partners, L.P. and Technology Crossover Ventures II, C.V. (together the "TCV Entities").

 (8) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Mr. Clearman is a general partner of Geocapital II, L.P., and as such may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Clearman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.

 (9) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Mr. Ellison is a Managing Director of Broadview Associates LLC, an affiliate of Geocapital II, L.P., and as such may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Ellison disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.

(10) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Mr. Tesler is an affiliate of the TCV Entities, and as such may be deemed to be the beneficial owner of shares held by the TCV Entities. Mr. Tesler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such entities.

(11) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997.

(12) Includes 36,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997.

(13) Includes 146,902 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997. Includes 500 shares held as custodian for the benefit of Mr. Levenherz' children; Mr. Levenherz disclaims beneficial ownership of such shares.

(14) Includes 108,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 15, 1997.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I Directors, whose terms expire at the 1997 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 1998 Annual Meeting of Stockholders and two Class III Directors whose terms expire at the 1999 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Marc S. Tesler and Alec L. Ellison as Class I Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

NOMINEES FOR CLASS I DIRECTORS

     Marc S. Tesler, 51, has been a Director of the Company since January 1996. Since July 1995, he has been a member of the general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. From 1982 to June 1995, Mr. Tesler served in various positions at Chancellor Capital Management, an investment management firm, most recently as head of its Alternative Asset Management Group. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.

     Alec L. Ellison, 34, has been a Director of the Company since 1989. Mr. Ellison has served as Managing Director of Broadview Associates LLC, an investment bank, since 1988. Prior to 1988, Mr. Ellison was affiliated with the Technology and Emerging Growth Group of Morgan Stanley & Co. Incorporated, an investment banking firm. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

CLASS II DIRECTORS

     Stephen J. Clearman, 46, has been a Director of the Company since 1989. Since 1984, Mr. Clearman has been a general partner of Geocapital Partners, a venture fund he co-founded. Mr. Clearman received a B.A. from Haverford College, an M.S. from Columbia University and a J.D. from Harvard Law School. Mr. Clearman is also a director of Expert Software, Inc. and Restor Industries, Inc.

     Michael R. O'Brien, 54, has been a Director of the Company since June 1996. Mr. O'Brien founded Catalina Marketing Corporation ("Catalina"), a direct marketing company, in 1983, and served as Catalina's President until 1989 and as its Chairman of the Board and Chief Executive Officer until 1992. Since 1992, Mr. O'Brien has been Chairman Emeritus of, and a consultant to, Catalina. Prior to founding Catalina, Mr. O'Brien was President of TRIM, Inc., a marketing research and information company specializing in the utilization of scanner data. Previously, he held various sales management positions with several consumer product manufacturers, including the Liggett Group, Inc. Mr. O'Brien received a B.A. from the University of Kansas.

CLASS III DIRECTORS

     Gary A. Johnson, 42, a co-founder of the Company, has served as President and Chief Executive Officer and a Director of the Company since its inception. From 1987 to 1989, Mr. Johnson founded and served as President of American Target Group Marketing, a marketer of membership services for magazine publishers. From 1983 to 1987, Mr. Johnson was Vice President of New Product Development and Marketing of CUC International, Inc., a membership program services marketing firm. From 1981 to 1983, Mr. Johnson was a Marketing Director of the Marketing Consulting Division of General Electric. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

     Dennis P. Walker, 52, a co-founder of the Company, has served as Executive Vice President and a Director of the Company since its inception. Prior to founding the Company, Mr. Walker founded and served as President of Walker Enterprises, a direct marketing and credit card merchandising business from 1978 to 1988. Mr. Walker received a B.A. from the University of Nebraska.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, the performance of the Company's independent auditors in the annual audit and auditors' fees; considers and recommends the selection of the Company's independent auditors; reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent auditors and the Board of

Directors. The Company's consolidated financial statements are currently audited by Price Waterhouse LLP. The Audit Committee met once during fiscal 1997. The current members of the Audit Committee are Messrs. Clearman, O'Brien and Tesler.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's Amended 1990 Stock Option Plan, the Company's 1995 Executive Officers' Stock Option Plan, the Company's 1995 Non-Employee Directors' Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Compensation Committee met three times during fiscal 1997. The current members of the Compensation Committee are Messrs. Clearman, Ellison and Tesler.

     The Board of Directors held nine meetings during fiscal 1997. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     The Company's Directors do not receive any compensation for their services on the Board of Directors or any committee thereof; however, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. The non-employee directors (which consist of Messrs. Clearman, Ellison, Tesler and O'Brien) have received options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan.

EXECUTIVE COMPENSATION

  Summary of Compensation

     The following table sets forth certain compensation information for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1997 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                              ANNUAL          ------------
                                                         COMPENSATION(1)       SECURITIES
                                                        ------------------     UNDERLYING       ALL OTHER
                                              FISCAL    SALARY      BONUS       OPTIONS       COMPENSATION
        NAME AND PRINCIPAL POSITION            YEAR       ($)        ($)      (SHARES)(2)          ($)
-------------------------------------------   ------    -------    -------    ------------    -------------
Gary A. Johnson............................    1997     240,000     96,000        75,000           --
  President and Chief Executive Officer        1996     203,881     51,550       108,000           --
Dennis Walker..............................    1997     209,362      --           63,200(3)(4)      --
  Executive Vice President                     1996     197,802     40,378        36,000(3)        --
James B. Duffy(5)..........................    1997     200,000    100,000        14,000           --
  Senior Vice President and                    1996      15,385      --          144,000           --
  Chief Financial Officer
David Schachne.............................    1997     175,000     60,000        50,000           --
Senior Vice President -- Marketing             1996     149,025     36,625        14,400           --
Steven H. Levenherz(6).....................    1997     171,148      --            5,100           --
Senior Vice President -- Administration/Law    1996     160,485     22,088        21,600           --

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the years ended June 30, 1996 and 1997.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 1997. The Company does not have any long-term incentive plan.

(3) Includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Mr. Walker was granted options to purchase 14,400 shares pursuant to this agreement in each of April, October, November and December of 1996.

(4) Also includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company is required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Walker was granted options to purchase 15,000 shares pursuant to this agreement in May 1997. The number of additional options to purchase Common Stock that the Company may be obligated to grant to Mr. Walker prior to the termination of this arrangement on December 31, 1997, if any, is not anticipated by the Company to be material.

(5) Mr. Duffy joined the Company as Senior Vice President and Chief Financial Officer effective June 3, 1996.

(6) Mr. Levenherz served as Chief Financial Officer prior to June 3, 1996, at which time he assumed his current position.

  Option Grants

     The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 1997 to the Named Executive Officers and the number and value of the unexercised options held by such persons on June 30, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL
                                                                                                 REALIZABLE
                                                      INDIVIDUAL GRANTS                           VALUE AT
                                    -----------------------------------------------------      ASSUMED RATES
                                    NUMBER OF      PERCENT OF                                  OF STOCK PRICE
                                    SECURITIES    TOTAL OPTIONS                               APPRECIATION FOR
                                    UNDERLYING     GRANTED TO      EXERCISE                    OPTION TERM(1)
                                     OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    ------------------
              NAME                  GRANTED(#)     FISCAL YEAR      ($/SH)        DATE        5%($)     10%($)
---------------------------------   ----------    -------------    --------    ----------    -------    -------
Gary A. Johnson..................     54,000          10.2%          8.00         6/30/06    271,682    688,497
                                      21,000           4.0%         13.00         1/14/07    171,688    435,092
Dennis Walker....................     14,400           2.7%          2.78         10/8/06    358,721    594,916
                                      14,400           2.7%          2.78        11/21/06    220,917    375,486
                                      14,400           2.7%          2.78        12/29/06    259,033    436,179
                                       5,000           0.9%         13.00         1/14/07     40,878    103,593
                                      15,000           2.8%         15.125        4/30/07    142,680    361,580
James B. Duffy...................     14,000           2.6%         13.00         1/14/07    114,459    290,061
David Schachne...................     36,000           6.8%          8.00         6/30/06    181,122    458,998
                                      14,000           2.6%         13.00         1/14/07    114,459    290,061
Steven H. Levenherz..............      3,600           0.7%          8.00         6/30/06     18,112     45,900
                                       1,500           0.3%         13.00         1/14/07     12,263     31,078

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.

  Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 1997 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF
                                                                         SECURITIES             VALUE OF
                                                                         UNDERLYING            UNEXERCISED
                                                                     UNEXERCISED OPTIONS      IN-THE-MONEY
                                                                          AT FISCAL         OPTIONS AT FISCAL
                                                                         YEAR-END(#)         YEAR-END($)(1)
                                         SHARES                      -------------------    -----------------
                                       ACQUIRED ON       VALUE          EXERCISABLE/          EXERCISABLE/
                NAME                   EXERCISE(#)    REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
------------------------------------   -----------    -----------    -------------------    -----------------
Gary A. Johnson.....................      --             --             40,500/142,500      470,003/1,475,633
Dennis Walker.......................      --             --               9,000/90,200        120,105/967,444
James B. Duffy......................      --             --             36,000/122,000      430,380/1,334,890
David Schachne......................      --             --              93,600/68,000      1,299,960/636,076
Steven H. Levenherz.................      10,000        127,766         141,502/20,400      2,053,775/242,815

---------------
(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 30, 1997 ($16.125).

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company entered into an agreement with Mr. Walker whereby the Company was required to grant options to purchase 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals. Specifically, the Company was obligated to grant an option to purchase 14,400 shares of Common Stock for each new client, from a selected list of ten prospective large clients, he obtained for the Company prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Pursuant to this agreement, Mr. Walker was granted options to purchase 57,600 shares of Common Stock.

     The Company subsequently entered into a second agreement with Mr. Walker whereby the Company is required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Walker was granted options to purchase 15,000 shares pursuant to this agreement in May 1997. The number of additional options to purchase Common Stock that the Company may be obligated to grant to Mr. Walker prior to the termination of this arrangement on December 31, 1997, if any, is not anticipated by the Company to be material.

CERTAIN TRANSACTIONS

     On October 23, 1996 the Company redeemed all of the outstanding shares of its Series E and F preferred stock for a total of $2,549,128. The allocation of payments was as follows:

                                                                 SERIES E      SERIES F
                                                                ----------    ----------
        Affiliates of Abbott Capital Management, L.P.........   $  530,911    $  432,139
        Affiliates of Chancellor Capital Management, Inc.....      789,729       642,812
        GeoCapital II, L.P. and Affiliates...................       --           153,537
                                                                ----------    ----------
                                                                $1,320,640    $1,228,488
                                                                 =========     =========

     During fiscal 1997, the Company retained Broadview Associates LLC for its corporate development services. Alec Ellison, a member of the Company's Board of Directors is Managing Director of Broadview Associates LLC.

     The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties. As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and
(ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

     For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three non-employee directors, Stephen J. Clearman, Alec L. Ellison and Marc S. Tesler. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and performance-based equity ownership of the Company's executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 1997 as they apply to the Named Executive Officers.

  Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

  Executive Compensation in Fiscal 1997

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants; and (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase Plan (prior to the closing of the Company's initial public offering in October 1996, option grants under the Amended 1990 Stock Option Plan were also possible). The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

     Stock option grants made pursuant to the Amended 1990 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal year ended June 30, 1997 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

  Benefits

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compensation of the Chief Executive Officer in Fiscal 1997

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     During fiscal 1997, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $240,000. The Compensation Committee established Mr. Johnson's base salary at a level considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. Mr. Johnson was also granted options to purchase 54,000 shares of Common Stock at an exercise price of $8.00 per share and 21,000 shares of Common Stock at an exercise price of $13.00 per share under the 1996 Stock Option Plan and paid a bonus of $96,000 in fiscal 1997.

  Compliance with Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stephen J. Clearman
                                          Alec L. Ellison
                                          Marc S. Tesler

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from October 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to June 30, 1997 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Dow Jones Consumer Non-Cyclical Index for the Consumer Services sector (the "Dow Jones Non-Cyclical Index"). This comparison assumes the investment of $100 on October 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Non-Cyclical Index and assumes dividends, if any, are reinvested.

                    COMPARISON OF CUMULATIVE TOTAL RETURN

                          [STOCK PERFORMANCE GRAPH]

                                                                  OCTOBER 18, 1996     JUNE 30, 1997
                                                                  ----------------     -------------
MemberWorks Incorporated........................................      $ 100.00            $ 94.85
Nasdaq Composite Index..........................................      $ 100.00            $116.09
Dow Jones Non-Cyclical Index....................................      $ 100.00            $118.97

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Price Waterhouse LLP as the Company's independent auditors for the current fiscal year. Price Waterhouse LLP has served as the Company's independent auditors since 1990. Although stockholder ratification of the Board of Directors' selection of Price Waterhouse LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Price Waterhouse LLP.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Stamford, Connecticut not later than June 19, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary

October 27, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           MEMBERWORKS INCORPORATED

              PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD THURSDAY, NOVEMBER 20, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  AND SHOULD BE RETURNED AS SOON AS POSSIBLE


        The undersigned, having received notice of the 1997 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 1997 Annual Meeting of Stockholders of MEMBERWORKS INCORPORATED (the "Company") to be held on Thursday, November 20, 1997 at 9:30 a.m. at the Sheraton Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

        In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

               (Continued and to be signed on the reverse side)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                           MEMBERWORKS INCORPORATED

                              NOVEMBER 20, 1997






                   |                                                     |
                   V   Please Detach and Mail in the Envelope Provided   V
-------------------------------------------------------------------------------
   ----  Please mark your    ---                                       |
A | X |  votes as in this    |                                         |
   ----  example                                                       |
                                                                       -------


               FOR both
               nominees
              (except as
                marked
                below)     WITHHOLD
                  ---        ---              Nominees: Marc S. Tesler
1. To elect the  |   |      |   |                       Alec L. Ellison
   following     |   |      |   |
   nominees       ---        ---
   for director (except as marked below):

(Instruction: To withhold a vote for an
individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)

-------------------------------------------



                                             FOR     AGAINST   ABSTAIN
2. To ratify the appointment of Price        ---       ---       ---
   Waterhouse LLP as the Company's          |   |     |   |     |   |
   independent public accountants for       |   |     |   |     |   |
   the current year.                         ---       ---       ---

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

   A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL
NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL
MEETING AND ANY ADJOURNMENT THEREOF.


                     MARK HERE        ---     MARK HERE        ---
                     FOR ADDRESS     |   |    IF YOU PLAN     |   |
                     CHANGE AND      |   |    TO ATTEND       |   |
                     NOTE AT LEFT     ---     THE MEETING      ---


Signature_____________Signature if held jointly____________Dated: _____, 1997

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.